# QUARTERLY AND YEAR END REPORT
## BC FORM 51-901F

(Previously Form 61)

**Schedule: B&C**

***Freedom of Information and Protection of Privacy Act:*** The personal information requested on this form is collected under the authority of and used for the purpose of administering the *Securities Act*. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC, V7Y 1L2. Toll free in British Columbia 1-800-373-6393.

## *ISSUER DETAILS*

| NAME OF ISSUER | For Quarter Ended Y | M | D | Date of Report Y | M | D |
|---|---|---|---|---|---|---|
| Triband Enterprise Corp. | 03 | 02 | 28 | 03 | 04 | 29 |

| ISSUER ADDRESS |
|---|
| Suite 903 – 1485 West 6th Ave. |

| CITY | PROVINCE | POSTAL CODE | ISSUER FAX NO. | ISSUER PHONE NO. |
|---|---|---|---|---|
| Vancouver | B.C. | V6H 4G1 | (604) 714-0879 | (604) 331-0096 |

| CONTACT PERSON | CONTACT POSITION | CONTACT PHONE NO. |
|---|---|---|
| Gary Freeman | President | (604) 331-0096 |

| CONTACT EMAIL ADDRESS | CONTACT WEB SITE ADDRESS |
|---|---|
| garyfreeman@telus.net | |

## *CERTIFICATE*

*The three schedules required to complete this Report are attached and the Board of Directors has approved the disclosure contained therein. A copy of this Report will be provided to any shareholder who requests it.*

| DIRECTOR'S SIGNATURE | PRINT FULL NAME | DATE SIGNED Y | M | D |
|---|---|---|---|---|
| "Gary Freeman" (signed) | Gary Freeman | 03 | 04 | 29 |

| DIRECTOR'S SIGNATURE | PRINT FULL NAME | DATE SIGNED Y | M | D |
|---|---|---|---|---|
| "Jerry Pogue" (signed) | Jerry Pogue | 03 | 04 | 29 |

**TRIBAND ENTERPRISE CORP.**
**QUARTERLY AND YEAR END REPORT**
**BC FORM 51-901F**
**Schedule B - Supplementary Information**
**February 28, 2003**

(1) ***Analysis of Expenses and Deferred Costs:***

Exploration costs:

During the period, the Company incurred exploration costs of $11,250 (2001: $6,173)

| | |
|---|---|
| Claim fees | $11,250 |

The costs were related to the Company's Nevada, USA mineral claims.

(2) ***Related party transactions:***

a) During the quarter, the Company paid $nil (2002 - $5,712) to directors or companies controlled by directors for geological services which have been expensed as property investigation costs.

b) The Company paid $15,000 (2002 - $15,000) in Consulting fees to Company controlled by a director.

c) Advances receivable of $10,700 (2002 – Nil) are short-term expense advances to a company controlled by a director.

(3a) ***Summary of securities issued and options granted during the period:***

| Issue Date | Security issued | Issue Type | Number | Price | Proceeds | Consideration | Commission |
|---|---|---|---|---|---|---|---|
| 12/10/02 | Units | Private Placement | 250,000 | $0.12 | $30,000 | Cash | Nil |
| 1/22/03 | Shares | Options exercised | 225,000 | $0.17 | $38,250 | Cash | n/a |
| 2/17/03 | Shares | Warrants exercised | 125,000 | $0.15 | $18,750 | Cash | n/a |
| 2/17/03 | Shares | Warrants exercised | 50,000 | $0.30 | $15,000 | Cash | n/a |

(3b) ***Summary of options granted:***

| Grant Date | Name(if insider) | Number | Price | Expiry Date |
|---|---|---|---|---|
| 1/24/02 | Gary Freeman | 175,000 | 0.24 | 1/24/07 |
| 1/24/02 | Employee | 25,000 | 0.24 | 1/24/07 |

(4) ***Summary of securities as at the end of the period:***

a) *Authorized:* Unlimited number of common shares without par value.
Unlimited number of preferred shares, issuable in series.

b) *Issued:* 7,735,736 Common shares ($4,922,016 recorded value)

c) *Options, warrants, and convertible securities outstanding:*

| Security outstanding | Number | Expiry Date | Exercise price | Recorded value |
|---|---|---|---|---|
| Options | 205,000 | 2/27/07 | $0.17 | Nil |
| Options | 200,000 | 1/24/07 | $0.24 | Nil |
| Warrants | 50,000 | 10/10/03 | $0.15 | Nil |
| Warrants | 764,166 | 6/5/04 | $0.30 | Nil |
| Warrants | 125,000 | 12/3/04 | $0.15 | Nil |

d) *Shares subject to pooling and escrow agreements:* Nil

(5) ***List of directors and officers at end of the period:***

Gary R. Freeman, Director and President
William R. Green, Director and Secretary
Jerry G. Pogue, Director
Michael L. Bartlett, Director

**TRIBAND ENTERPRISE CORP.**
**QUARTERLY AND YEAR END REPORT**
**BC FORM 51-901F**

## SCHEDULE C- MANAGEMENT DISCUSSION AND ANALYSIS

***Description of Business:***

Triband Enterprise Corp. is a corporation engaged in the acquisition and exploration of mineral properties in the United States. The recoverability of amounts shown for mineral properties is dependent upon the discovery of economically recoverable reserves, maintaining the mining licenses in good standing with government agencies, the stability of the socio-political environment in the jurisdictions which the Company operates, the ability of the Company to obtain necessary financing to complete the development, the future profitable production or proceeds from the disposition of mining properties, and the Company's ability to satisfy its commitment obligations.

This Management Discussion & Analysis summarizes the activities of the Company to date, and provides financial information for the period ended February 28, 2003. The following discussion and analysis should be read in conjunction with the most recent audited year-end financial statements and notes thereto for the year ended November 30, 2002.

***Discussion of Operations and Financial Conditions:***

Mineral Properties

The Company has resumed its exploration activities and fulfilled its work commitments in the Whisky Canyon project in Nevada. The Company has acquired new information about this area and is formulating an exploration plan. Accordingly, on January 28, 2003, the Company announced it would initiate exploration on its Lewis property in 2003. The Lewis property consists of the 100% owned BET claims covering 450 acres and the Betty O'Neal group, currently under option, covering 330 acres. During the year, the Company paid US$7,500 against a property payment of US$15,000 due on July 9, 2002 in respect of the Betty O'Neal claims. The Company reached an agreement with the property owner of the Betty O'Neal claims to defer the balance of the property payment due being US$7,500 until February 8, 2003, and was paid at that time. This amount comprises all of the current period exploration costs.

Analysis of operating results

The net loss for the period ended February 28, 2003 was $68,407 or $0.01 per share in comparison with $44,389 or $0.01 per share for the prior year. The increase in loss is due to some additional travel, professional fees, exploration costs and consulting. Consulting fees increased from $21,865 to $26,100. Included in consulting fees is $3,500 paid to Talisman Venture Partners Ltd. ("Talisman"). On February 19, 2003 the Company entered into a Corporate Development Services Agreement with Talisman Venture Partners Ltd. ("Talisman") for a three-month period. Talisman provides investor communications consulting and program development, public relations, and relationship development with the investment community. Remuneration consists of $3,500 per month, plus 25,000 stock options at a price to be determined exercisable for a period of up to five years. As of the date of this report, such options were not yet issued.

Related parties

During the period, and the previous comparative period, the Company paid $15,000 to a private company controlled by the President for his management services that include day to day overseeing and directing all activities in the Company.

***Subsequent Events:***

On March 21, 2003 the Company reported that it had filed its Restated and Amended annual financial statements dated November 30, 2001, and quarterly financial statements and reports for the periods ended February 28, 2002, May 30, 2002 and August 31, 2002.

***Financings, Principle Purposes and Milestones:***

During the period, the Company issued a total of 650,000 common shares, all issued for cash consideration as disclosed on Schedule B. A private placement raised proceeds of $30,000 for purposes of raising working capital and conducting due diligence on mineral properties. The funds have not yet been used.

***Liquidity and Solvency:***

Current working capital in the Company ($158,000) is sufficient to continue operations in the near term. Of that amount, $146,000 is cash. The Company will require additional financing to continue its operations beyond a year and conduct either exploration programs on its properties or acquire other mineral property assets of merit.